Exhibit 4.2

SIXTH AMENDED AND RESTATED

STOCK RESTRICTION AND CO-SALE AGREEMENT

SIXTH AMENDED AND RESTATED STOCK RESTRICTION AND CO-SALE AGREEMENT made this 22nd day of December, 2011 by and among (i) KAYAK Software Corporation, a Delaware corporation (the “Company”), (ii) holders of Common Stock, or options or warrants to acquire Common Stock whose names are set forth under the heading “Holders” on Schedule I hereto and each person who shall, after the date hereof, acquire shares of Common Stock (or options or warrants to acquire Common Stock) and join in and become a party to this Agreement by executing and delivering to the Company an Instrument of Accession in the form of Schedule II hereto (the persons described in this clause (ii) being referred to collectively as the “Holders” and singularly as a “Holder”) and (iii) those persons whose names are set forth under the heading “Investors” on Schedule I hereto (the persons described in this clause (iii) being referred to collectively as the “Investors”). The Holders and Investors are collectively referred to herein as the “Stockholders”.

WITNESSETH:

WHEREAS, the Holders currently own shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”) and the Purchaser Warrants (as defined below); and

WHEREAS, certain of the Investors have heretofore purchased from the Company an aggregate of (i) six million six hundred thousand (6,600,000) shares of the Company’s Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Stock”), (ii) one million one hundred seventy six thousand fifty one (1,176,051) shares of the Company’s Series A-1 Convertible Preferred Stock, par value $.001 per share (the “Series A-1 Stock”, and collectively with the Series A Stock, the “Series A Preferred Stock”), (iii) four million nine hundred eighty nine thousand three hundred eight (4,989,308) shares of the Company’s Series B Convertible Preferred Stock, par value $.001 per share (the “Series B Stock”), (iv) two million one hundred thirty eight thousand two hundred seventy five (2,138,275) shares of the Company’s Series B-1 Convertible Preferred Stock, par value $.001 per share (the “Series B-1 Stock”, and collectively with the Series B Stock, the “Series B Preferred Stock”), (v) three million eight hundred fifty five thousand one hundred eighty (3,855,180) shares of the Company’s Series C Convertible Preferred Stock, par value $.001 per share (the “Series C Stock”) and (vi) eight million eight thousand eight hundred forty two (8,008,842) shares of the Company’s Series D Convertible Preferred Stock, par value $.001 per share (the “Series D Stock”, and collectively with the Series A Preferred Stock, the Series B Preferred Stock and the Series C Stock, the “Convertible Preferred Stock”);

WHEREAS, certain of the Investors previously entered into that certain Fifth Amended and Restated Stock Restriction and Co-Sale Agreement, dated as of December 20, 2007 (together with all exhibits thereto, the “Prior Agreement”), in connection with a certain Series D Convertible Stock Purchase Agreement dated as of December 20, 2007 (the “Purchase Agreement”), by and among certain of the Investors and the Company pursuant to which the Company issued the Series D Stock to such Investors; and

WHEREAS, the Company and the Requisite Investors have mutually agreed to amend and restate the Prior Agreement in its entirety.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the Company, the Holders and the Investors hereby agree to amend and restate the Prior Agreement in its entirety as follows:

1. Prohibited Transfers. The Holders shall not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the Shares (as hereinafter defined) owned by them except in compliance with the terms of this Agreement. For purposes of this Agreement, the term “Shares” shall mean and include all shares of Common Stock (excluding shares of Common Stock issued upon conversion of the Convertible Preferred Stock) and the Warrants to purchase shares of Common Stock issued or issuable pursuant to the terms of the Interactive Marketing Agreement between the Company and America Online, Inc. dated as of November 10, 2004 (the “Purchaser Warrants”). The Company shall not transfer on its books any Shares which are subject to this Agreement unless the provisions hereof have been complied with in full. Any purported transfer by a Holder of Shares without full compliance with the provisions of this Agreement shall be null and void.

2. Right of First Refusal on Dispositions by the Holders. If at any time any Holder wishes to sell, assign, transfer or otherwise dispose of any or all Shares owned by such Holder pursuant to the terms of a bona fide offer received from a third party, such Holder shall submit a written offer to sell such Shares to the Company and the Investors on terms and conditions, including price, not less favorable to the Company and the Investors than those on which such Holder proposes to sell such Shares to such third party (the “Offer”). The Offer shall disclose the identity of the proposed purchaser or transferee, the Shares proposed to be sold or transferred (the “Offered Shares”), the agreed terms of the sale or transfer, including price, and any other material facts relating to the sale or transfer. The Investors shall, subject to the first sentence of Section 3, have the right to purchase, on the same terms and conditions set forth in the Offer, that portion of the Offered Shares to be determined in the manner set forth herein. Each Investor shall have the right to purchase up to that number of Offered Shares as shall be equal to the aggregate Offered Shares multiplied by a fraction, the numerator of which is the number of shares of Common Stock issued or issuable to such Investor upon the conversion of all shares of Convertible Preferred Stock held by such Investor together with the number of shares of Common Stock actually issued upon the exercise of Purchaser Warrants and held by such Investor (the “Conversion Shares”) and the denominator of which is the aggregate number of Conversion Shares held by all Investors. The number of Offered Shares each Investor or Qualified Transferee, as that term is defined below, is entitled to purchase under this Section 2 shall be referred to as such Investor’s “Pro Rata Fraction.” Each Investor shall have the right to transfer its right to any Pro Rata Fraction or part thereof to any Qualified Transferee (as defined below). In the event an Investor does not wish to purchase or to transfer its right to purchase its Pro Rata Fraction, then any Investors who so elect shall have the right to purchase, on a pro rata basis with any other Investors who so elect, any Pro Rata Fraction not purchased by an Investor or Qualified Transferee. Each Investor shall act upon the Offer as soon as practicable after receipt of the Offer, and in all events within fifteen (15) days after receipt of the Offer. Each Investor shall have the right to accept the Offer as to all or part of the Offered Shares. In the event that an Investor shall elect to purchase all or part of the Offered Shares covered by the

Offer, said Investor shall individually communicate in writing such election to purchase to whichever of the Holders has made the Offer, which communication shall be delivered in accordance with Section 8 below and shall, when taken in conjunction with the Offer be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Offered Shares covered thereby.

If the Investors do not exercise their right to purchase all of the Offered Shares from a Holder within said fifteen-day period, such Holder shall promptly notify the Company in writing (the “Company Notice”) as to the number of Offered Shares which the Investors shall not have agreed to purchase (the “Remaining Shares”). Subject to the approval of the holders of at least fifty eight percent (58%) of the votes attributable to all outstanding shares of Convertible Preferred Stock (voting as a separate class on an as-converted to Common Stock basis) (the “Requisite Investors”), the Company shall have the right to purchase all of the Remaining Shares on the same terms and conditions as set forth in the Offer. If the Company elects to purchase any Remaining Shares, it shall notify the Holder within fifteen days after receipt of the Company Notice (the “Final Date”).

For purposes of this Section 2, a “Qualified Transferee” of an Investor shall mean any person (i) who is an Investor, (ii) who is an “affiliated person” of an Investor, as that term is defined in the Investment Company Act of 1940, (iii) who is a partner of an Investor, or (iv) who previously acquired at least 250,000 shares of Convertible Preferred Stock (as adjusted for stock splits, stock dividends, reclassifications, recapitalizations or other similar events).

3. Right of Participation in Sales by Holders. In the event that the Investors and the Company do not exercise their rights under Section 2 with respect to all of the Offered Shares, the transferring Holder may, subject to the provisions of this Section 3, sell, assign, transfer or otherwise dispose of all of the Offered Shares to the third party named in the Offer (the “Purchaser”). Before any such sale, assignment, transfer or other disposition, each Investor shall have the right to require, as a condition to such sale or disposition, that the Purchaser purchase from said Investor at the same price per Share (which shall be calculated on a Common Stock equivalent basis if the Stock (as defined in Section 5) to be sold by an Investor is of a different class or series of stock from that of the Shares) and on the same terms and conditions as involved in such sale or disposition by the Holder up to a number of shares of Stock as is equal to the product of (x) the number of Shares proposed to be sold by the Holder, times (y) a fraction, the numerator of which is the number of Conversion Shares held by such Investor and the denominator of which is the aggregate number of Conversion Shares held by all Investors electing to participate in the sale pursuant to this Section 3 plus the number of shares of Stock owned by the selling Holder (calculated on an as-converted to Common Stock basis). Each Investor wishing so to participate in any such sale or disposition shall notify the selling Holder of such intention as soon as practicable after receipt of the Offer made pursuant to Section 2, and in all events within fifteen (15) days after receipt of the Investor Notice. In the event that an Investor shall elect to participate in such sale or disposition, said Investor shall individually communicate such election to the selling Holder, which communication shall be delivered in accordance with Section 8 below. The Holder and/or each participating Investor shall sell to the Purchaser all, or at the option of the Purchaser, any part of the Stock proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the

Purchaser than those originally offered; provided, however, that any purchase of less than all of such Stock by the Purchaser shall be made from the Holder and/or each participating Investor pro rata based on the number of shares such Holder and/or Investors would otherwise be entitled to sell to such Purchaser pursuant to this Section 3. The selling Holder or Investor shall use his or its reasonable best efforts to obtain the agreement of the Purchaser to the participation of the participating Investors in the contemplated sale, and shall not sell any Stock to such Purchaser if such Purchaser declines to permit the participating Investors to participate pursuant to the terms of this Section 3. The provisions of this Section 3 shall not apply to the sale of any Shares by a Holder to an Investor pursuant to an Offer under Section 2.

4.	Permitted Transfers.

(i) Anything herein to the contrary notwithstanding, the provisions of Sections 1, 2 and 3 shall not apply to: (a) any transfer of Shares by a Holder by gift or bequest or through inheritance to, or for the benefit of, any member or members of his or her immediate family (which shall include any spouse, children or grandchildren) or to a trust, partnership or limited liability company for the benefit of such Holder or such members of his or her immediate family; (b) any transfer of Shares by a Holder to a trust in respect of which he or she serves as trustee, provided that the trust instrument governing said trust shall provide that such Holder, as trustee, shall retain sole and exclusive control over the voting and disposition of said Shares until the termination of this Agreement; (c) any sale of Common Stock in a public offering pursuant to a registration statement filed by the Company with the Securities and Exchange Commission; (d) any repurchase of shares of Common Stock by the Company from officers, employees, directors or consultants of the Company which are subject to restrictive stock purchase agreements under which the Company has the option to repurchase such shares at cost (or a lesser amount) upon the occurrence of certain events; and (e) any repurchase of Shares by the Company pursuant to the Restricted Stock Agreement, dated as of March 2, 2004, by and between the Company and Daniel Stephen Hafner, and the Restricted Stock Agreement, dated as of March 2, 2004, by and between the Company and Paul English (collectively, the “Founder Stock Agreements”).

(ii) In the event of any such transfer, other than pursuant to subsections (i)(c), (d) and (e) of this Section 4, the transferee of the Shares shall hold the Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by, this Agreement, and as a condition to such transfer, each such transferee shall execute and deliver an Instrument of Accession in the form of Schedule II agreeing to be bound by the provisions of this Agreement.

5.	Election of Directors.

(a) Board Designation Rights; Initial Members. Each Stockholder hereby agrees to vote all of the Stock of the Company now owned or hereafter acquired by such party (and attend, in person or by proxy, all meetings of stockholders called for the purpose of electing directors), and agree to take all actions (including, but not limited, to the nomination of specified persons, the execution of written consents and the calling of a stockholder meeting for the purpose of electing such specified persons) to cause and maintain the election to the Board of Directors of the Company, to the extent permitted pursuant to the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”), the following:

(i) the then current Chief Executive Officer of the Company as one (1) of the Common Directors (as defined in the Certificate of Incorporation), who shall initially be Daniel Stephen Hafner;

(ii) one (1) person designated by the holders of a majority of the outstanding shares of Common Stock, voting as a separate class, as the other Common Director, who shall initially be Paul English;

(iii) two (2) persons designated by the holders of at least seventy percent (70%) of the outstanding shares of the Series A Preferred Stock, voting as a separate class on an as-converted to Common Stock basis (the “Series A Designators”), as the two Series A Directors (as defined in the Certificate of Incorporation), who shall initially be Joel Cutler and Terrell Jones;

(iv) one (1) person designated by the holders of at least a majority of the outstanding shares of the Series C Stock, voting as a separate class (the “Series C Designators”), as the Series C Director (as defined in the Certificate of Incorporation), who shall initially be Hendrik Nelis;

(v) for so long as Sequoia Capital Growth Fund III or one or more of its affiliates (as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended) (“Sequoia”) holds at least 1,000,000 shares of the Company’s Preferred Stock (as adjusted from time to time to reflect any stock split, stock dividend, reverse stock split or similar event affecting the Preferred Stock), one (1) person designated by Sequoia as the Series D Director (as defined in the Certificate of Incorporation), who shall initially be Michael Moritz. In the event Sequoia does not hold at least 1,000,000 shares of the Company’s Preferred Stock (as adjusted from time to time to reflect any stock split, stock dividend, reverse stock split or similar event affecting the Preferred Stock), then, in lieu of Sequoia, the holders of at least a majority of the outstanding shares of the Series D Stock, voting as a separate class, shall be entitled to designate one (1) person as the Series D Director. The individual, entity, or group of individuals and/or entities who has the right to designate the Series D Director pursuant this Section 5(a)(v) shall be referred to herein as the “Series D Designator”;

(vi) one (1) person designated jointly by the Series A Designators, the Series C Designators and the Series D Designator, each voting as a separate series, as the Preferred and Common Director (as defined in the Certificate of Incorporation), who shall initially be Gregory Stanger; and

(v) one (1) person designated jointly by the Series A Designators, the Series C Designators, and the Series D Designator, each voting as a separate series, as the Remaining Director (as defined in the Certificate of Incorporation), who shall initially be Brian Sharples.

For the purposes of this Agreement, (x) “Stock” shall mean and include all Convertible Preferred Stock and all shares of Common Stock, and all other securities of the Company which may be exchangeable for, convertible into or issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividends, combination, reclassification, reorganization or any other means), (y) “Board Designee” shall mean any individual who is designated for election to the Company’s Board of Directors pursuant to this Section 5; and (z) “Designator” or “Designators” shall mean, as applicable, any individual, entity, or group of individuals and/or entities who has the right to designate one (1) or more Board Designees for election to the Company’s Board of Directors pursuant to this Section 5.

(b) Removal; Successor Directors. In the absence of any designation from the appropriate Designator or Designators, the Board Designee previously designated by them and then serving shall be reelected if still eligible to serve as provided herein. From time to time during the term of this Agreement, a Designator or Designators may, in their sole discretion:

(i) elect to initiate the removal from the Company’s Board of Directors of any incumbent Board Designee who occupies a board seat for which such Designator or Designators are entitled to designate the Board Designee under Section 5(a), and/or

(ii) designate a new Board Designee for election to a board seat for which such Designator or Designators are entitled to designate the Board Designee under Section 5(a) (whether to replace a prior Board Designee or to fill a vacancy in such board seat); provided, however, that any new Board Designee designated by the Series A Designators, the Series C Designators and the Series D Designator for the Preferred and Common Director must be ratified by the holders of a majority of the outstanding shares of Common Stock, which ratification may not be unreasonably withheld or delayed; provided further, however, no such ratification is required for any new Board Designee who has general experience with marketing and the travel related e-commerce industry.

In the event of an initiation of removal of a Board Designee pursuant to Section 5(b)(i), the Stockholders shall vote all of the Stock of the Company now owned or hereafter acquired by them (and attend, in person or by proxy, all meetings of stockholders called for the purpose of electing directors), and agree to take all actions to cause the removal from the Company’s Board of Directors of the Board Designee or Designees so designated for removal by the appropriate Designator or Designators; provided, however, in no event shall any party vote to remove any Board Designee unless the appropriate Designator or Designators have so directed pursuant to Section 5(b)(i). In the event of designation of a Board Designee pursuant to Section 5(b)(ii), the parties shall vote all of the Stock of the Company now owned or hereafter acquired by them (and attend, in person or by proxy, all meetings of stockholders called for the purpose of electing directors), and agree to take all actions to cause the election to the Company’s Board of Directors of any new Board Designee or Designees so designated for election to the Company’s Board of Directors pursuant to Section 5(b)(ii).

Without the consent of the Requisite Investors, the parties hereby agree that they will not take any action, by vote or otherwise, to increase the authorized number of directors constituting the Company’s Board of Directors to more than eight (8) directors, unless the holders of

Convertible Preferred Stock are then entitled to elect, in addition to the two (2) Series A Directors described in Section 5(a)(iii) above and one Series C Director described in Section 5(a)(iv) above, two additional Series A Directors and one additional Series C Director pursuant to Article 4B, subparagraph 6C of the Certificate of Incorporation (the “Additional Directors”), in which case the Company’s Board of Directors shall consist of no more than eleven (11) members. If and for so long as the holders of Convertible Preferred Stock are entitled to elect the Additional Directors pursuant to Article 4B, subparagraph 6C of the Certificate of Incorporation, each of the parties hereto hereby agrees to vote all of the Stock of the Company now owned or hereafter acquired in favor of the election to the Board of Directors of two (2) persons designated from time to time by the Series A Designators and one (1) person designated from time to time by the Series C Designators.

(c) Observer Rights. Oak Investment Partners XII, Limited Partnership shall be entitled to have a representative (the “Oak Board Observer”) attend all meetings of the Company’s Board of Directors and all committees thereof in a nonvoting capacity (subject to the Company’s determination upon the advice of counsel that the Oak Board Observer’s presence may violate attorney-client privilege or would otherwise be excused from a meeting were the Oak Board Observer a director) and, in this respect, the Company shall give the Oak Board Observer copies of all notices, minutes, consents and other materials that it provides to its directors. The Oak Board Observer may participate in discussions of matters brought to the Company’s Board of Directors. As a condition to attending such meetings and receiving such materials, the Oak Board Observer will agree in writing to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this paragraph as if the Oak Board Observer were a member of the Company’s Board of Directors.

6. Drag-Along Rights. If (a) a majority of the members of the Company’s Board of Directors and (b) the Requisite Investors approve a sale of Company or all or substantially all of Company’s assets, whether by means of a merger, consolidation, sale of stock or assets or otherwise (a “Sale of the Company”), all Investors and Holders shall consent to and vote their Shares in favor of the Sale of the Company, and if the Sale of the Company is structured as (i) a merger or consolidation of the Company, or a sale of all or substantially all of the Company’s assets, each Investor and Holder shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (ii) a sale of the stock of the Company, the Investors and Holders shall agree to sell their Shares on the terms and conditions approved by (x) a majority of the members of the Company’s Board of Directors and (y) the Requisite Investors; provided, however, that, (A) all proceeds from such Sale of the Company shall be payable to the holders of the Company’s Stock in accordance with the Certificate of Incorporation, including, without limitation, Article 4B, Paragraph 3 thereof, which entitles the holders of Convertible Preferred Stock to a liquidation preference payment and other rights set forth therein, except that, at the discretion of the Company’s Board of Directors, holders of shares of Common Stock that are unvested on the date that the Sale of the Company is consummated may receive, in lieu of proceeds from the Sale of the Company and in exchange for their unvested shares of Common Stock, unvested securities or options to acquire securities of the entity surviving the Sale of the Company on an equitable basis, (B) except as set forth in the preceding clause (A), the terms of such Sale of the Company applicable to holders of shares of each series of Convertible Preferred Stock, in their capacities as holders thereof, shall be no less favorable than the terms applicable to the holders of all other series of Convertible Preferred Stock in their capacities as holders thereof and (C) if the Requisite Investors are given the option to choose the form of consideration to be received in such Sale of the Company on its Stock, the obligations of a Holder or other Investor to approve the Sale of the Company under this Section 6 shall be conditioned upon it having received the same option. Each Holder and Investor hereby irrevocably constitutes and appoints the Company and any representative or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Holder or Investor and in the name of such Holder or Investor or in its own name, for the purpose of carrying out the terms of this Section 6, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 6. Such Holder and Investor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

7. Termination. This Agreement, and the respective rights and obligations of the parties hereto, shall terminate upon the completion of a firm commitment underwritten public offering of Common Stock in which (a) the aggregate gross proceeds received by the Company shall be at least $25,000,000, and (b) the per share price paid by the public for such shares shall be at least $31.09 (appropriately adjusted to reflect any subdivision or combination of the Common Stock occurring after the date hereof) (a “Qualified Public Offering”); provided, however, that Sections 1 through 3 shall terminate on the earlier of (i) the completion of a Qualified Public Offering and (ii) ten (10) years after the date hereof.

8. Notices. Any notices or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) sent by certified U.S. Mail, with first class postage prepaid, return receipt requested, (c) delivered by a recognized overnight courier service, with certification of receipt requested, or (d) sent by facsimile transmission with a confirmation copy sent by overnight courier, in each case, to the parties at the addresses and telecopy numbers as set forth below or at such other addresses or telecopy number as may be furnished in writing by any party pursuant to this Section 8 (except that notices of changes of address or a telecopy number shall only be effective upon receipt):

if to the Company or any other party hereto that is also a party to the Purchase Agreement, at the address of such party set forth in the Purchase Agreement, with a copy sent to such party’s legal counsel designated in the Purchase Agreement, if applicable;

if to any other party hereto as of the date of the Agreement, to such party at its address set forth on Schedule I hereto;

if to a Holder who subsequently becomes a party to this Agreement, at its address set forth on the Instrument of Accession pursuant to which such Holder became a party to this Agreement; and

if to an Investor who subsequently becomes a party to this Agreement, at its address set forth on the Instrument of Accession pursuant to which such Investor became a party to this Agreement.

Date of service of such notice shall be (w) the date such notice is personally delivered, (x) three (3) days after the date of mailing if sent by certified mail, (y) two (2) days after date of delivery to the overnight courier if sent by overnight courier (as evidenced by a written receipt from the courier), or (z) the next succeeding business day after transmission by facsimile.

9. Failure to Deliver Shares. If a Holder becomes obligated to sell any Shares owned by, or held for the benefit of, such Holder to an Investor or a Qualified Transferee under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, such Investor may, at its option, in addition to all other remedies it may have, send to the Company for the benefit of such Holder the purchase price for such Shares as is herein specified. Thereupon, the Company upon written notice to said Holder, (a) shall cancel on its books the certificate(s) representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of such Investor, a new certificate(s) representing such Shares, and thereupon all of said Holder’s rights in and to such shares shall terminate. The Company may exercise a similar remedy in enforcing its rights under Section 2. If a Holder transfers any Shares to a Purchaser in violation of this Agreement, the Company may, at the election of a majority of the disinterested members of the Company’s Board of Directors, cancel on the books of the Company any shares of capital stock then held by such Holder, and any such breaching Holder agrees to purchase from the Purchasers and any transferee a number of shares of capital stock equal to the amount so transferred in violation of this Agreement.

10. Specific Performance; Proxy. The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law. The voting of shares of capital stock pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. Each Stockholder hereby grants to the Secretary of the Company, in the event that such Stockholder fails to vote its shares of capital stock as required by this Agreement, a proxy coupled with an interest in all shares of capital stock owned by such Stockholder empowering the Secretary to vote such shares as to such matters as are set forth in Section 5 hereof, which proxy is irrevocable until this Agreement terminates pursuant to its terms or this Section 10 is amended to remove such grant of proxy in accordance with Section 14 of this Agreement.

11. Legend. The certificates representing the Shares shall bear on their face a legend indicating the existence of the restrictions imposed hereby.

12. Entire Agreement. This Agreement, the Founder Stock Agreements and the Purchase Agreement (including any and all exhibits, schedules and other instruments contemplated thereby) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements or understandings between them or any of them as to such subject matter.

13. Waivers and Further Agreements. Except as provided in Section 14, any of the provisions of this Agreement may be waived by an instrument in writing executed and delivered by Requisite Investors. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement. Notwithstanding the foregoing, no waiver may treat one Investor more adversely than any other Investor without the consent of such Investor adversely affected by such waiver.

14 Amendments. Except as otherwise expressly provided herein, this Agreement may not be amended except by an instrument in writing executed by (i) the Company and (ii) the Requisite Investors. Notwithstanding the foregoing, (i) the consent of the Holders holding a majority of the outstanding shares of Common Stock subject to this Agreement shall be required for any amendment that materially adversely affects the rights of the Holders, (ii) no amendment may treat one Investor more adversely than any other Investor without the consent of such Investor adversely affected by such amendment, (iii) no amendment may treat one Holder more adversely than any other Holder without the consent of such Holder, and (iv) no amendment, waiver or modification to the rights of a Designator to appoint or remove a Board Designee pursuant to Section 5 shall be effective without the consent of such Designator.

15. Assignment; Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided otherwise herein.

16. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

19. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

20. Additional Parties. Any purchaser of Convertible Preferred Stock shall become a party to this Agreement by executing and delivering to the Company an executed Instrument of Accession in the form of Schedule II hereto. Upon such execution and delivery, such purchaser shall be deemed to be an “Investor” hereunder with all of the rights and obligations thereof. Unless otherwise consented to by the Board of Directors, the Company shall cause each officer, director, employee, consultant or other service provider of the Company who acquires shares of Common Stock representing greater than 1% of the fully-diluted capital stock of the Company or options to purchase such number of shares of Common Stock, to become a party to this agreement by executing and delivering to the Company an executed Instrument of Accession in the form of Schedule II hereto. Upon such execution and delivery, such holder shall be deemed to be a “Holder” hereunder with all of the rights and obligations thereof.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Sixth Amended and Restated Stock Restriction and Co-Sale Agreement as a sealed instrument as of the day and year first above written.

COMPANY:

KAYAK SOFTWARE CORPORATION

By:	/s/ Steve Hafner
Name:	Steve Hafner
Title:	CEO

[The remainder of this page is intentionally left blank.]

Signature Page to Sixth A&R Co-Sale Agreement

HOLDERS:

/s/ Daniel Stephen Hafner
Daniel Stephen Hafner

/s/ Paul English
Paul English

McKane 2007 Grandchildren Trust

By:	/s/ Daniel Stephen Hafner
Name:
Title:

J.M. Hafner Trust

By:	/s/ Daniel Stephen Hafner
Name:
Title:

Joseph A. Hafner Trust

By:	/s/ Daniel Stephen Hafner
Name:
Title:

Merrill T. Hafner Trust

By:	/s/ Daniel Stephen Hafner
Name:
Title:

D.S. Hafner Trust

By:	/s/ Daniel Stephen Hafner
Name:
Title:

Signature Page to Sixth A&R Co-Sale Agreement

Hafner Investment Partnership

By:	/s/ Daniel Stephen Hafner
Name:
Title:

The Paul M. English 2007 Irrevocable Family Trust

By:	/s/ Paul M. English
Name:	Paul M. English, Trustee

By:
Name:	Jean A. English, Trustee

The Paul M. English 2006 Irrevocable Family Trust

By:	/s/ Paul M. English
Name:	Paul M. English, Trustee

By:
Name:	Jean A. English, Trustee

Andrew Patterson

Alexander Morcos

Benjamin P. Davenport

John E. Crandon III

Jean A. English

Signature Page to Sixth A&R Co-Sale Agreement

Anastasios Makris

Melissa Fredette

Jonathan Spewak

The Paul M. English 2009 Charitable Remainder Unitrust I

By:	/s/ Paul M. English
Name: Paul M. English, Trustee

By:
Name: Jean A. English, Trustee

The Paul M. English 2009 Charitable Remainder Unitrust II

By:	/s/ Paul M. English
Name: Paul M. English, Trustee

By:
Name: Jean A. English, Trustee

John Bullock

Shehzad Daredia

Signature Page to Sixth A&R Co-Sale Agreement

INVESTORS:

GENERAL CATALYST GROUP II, L.P.		GENERAL CATALYST GROUP III, L.P.

By: General Catalyst Partners II, L.P. Its General Partner		By: General Catalyst Partners III, L.P. Its General Partner

By: General Catalyst GP II, LLC Its General Partner		By: General Catalyst GP III, LLC Its General Partner

By:	/s/ William J. Fitzgerald	By:	/s/ William J. Fitzgerald
Name: William J. Fitzgerald		Name: William J. Fitzgerald
Title: Member and Chief Financial Officer		Title: Member and Chief Financial Officer

GC ENTREPRENEURS FUND II, L.P.		GC ENTREPRENEURS FUND III, L.P.

By: General Catalyst Partners II, L.P. Its General Partner		By: General Catalyst Partners III, L.P. Its General Partner

By: General Catalyst GP II, LLC Its General Partner		By: General Catalyst GP III, LLC Its General Partner

By:	/s/ William J. Fitzgerald	By:	/s/ William J. Fitzgerald
Name: William J. Fitzgerald		Name: William J. Fitzgerald
Title: Member and Chief Financial Officer		Title: Member and Chief Financial Officer

GENERAL CATALYST GROUP V, L.P.		GC ENTREPRENEURS FUND V, L.P.

By: General Catalyst Partners V, L.P. Its General Partner		By: General Catalyst Partners V, L.P. Its General Partner

By: General Catalyst GP V, LLC Its General Partner		By: General Catalyst GP V, LLC Its General Partner

By:	/s/ William J. Fitzgerald	By:	/s/ William J. Fitzgerald
Name: William J. Fitzgerald		Name: William J. Fitzgerald
Title: Member and Chief Financial Officer		Title: Member and Chief Financial Officer

Signature Page to Sixth A&R Co-Sale Agreement

GENERAL CATALYST GROUP V SUPPLEMENTAL, L.P.

By:	General Catalyst Partners V, L.P.
Its General Partner

By:	General Catalyst GP V, LLC
Its General Partner

By:	/s/ William J. Fitzgerald
Name: William J. Fitzgerald
Title: Member and Chief Financial Officer

Signature Page to Sixth A&R Co-Sale Agreement

/s/ Daniel Stephen Hafner
Daniel Stephen Hafner

Signature Page to Sixth A&R Co-Sale Agreement

/s/ Paul English
Paul English

Signature Page to Sixth A&R Co-Sale Agreement

ACCEL LONDON II L.P.

By:	Accel London II Associates L.P.
Its:	General Partner

By:	Accel London II Associates L.L.C.
Its:	General Partner

By:	/s/ Jonathan Biggs
	Name:	Jonathan Biggs
	Title:	Attorney in Fact

ACCEL LONDON INVESTORS 2006 L.P.

By:	Accel London II Associates L.L.C.
Its:	General Partner

By:	/s/ Jonathan Biggs
	Name:	Jonathan Biggs
	Title:	Attorney in Fact

Signature Page to Sixth A&R Co-Sale Agreement

SEQUOIA CAPITAL XI SEQUOIA TECHNOLOGY PARTNERS XI SEQUOIA CAPITAL XI PRINCIPALS FUND

By: SC XI Management, LLC A Delaware Limited Liability Company General Partner of Each

By:	/s/ Michael Moritz
Name:
Title:	Managing Member

SEQUOIA CAPITAL GROWTH FUND III SEQUOIA CAPITAL GROWTH PARTNERS III SEQUOIA CAPITAL GROWTH III PRINCIPALS FUND

By:	SCGF III Management, LLC A Delaware Limited Liability Company General Partner of Each

By:	/s/ Michael Moritz
Name:
Title:	Managing Member

Signature Page to Sixth A&R Co-Sale Agreement

SCHEDULE I

KAYAK SOFTWARE CORPORATION

SCHEDULE OF HOLDERS AND INVESTORS

Investors:

General Catalyst Group II, L.P.

GC Entrepreneurs Fund II, L.P.

General Catalyst Group III, L.P.

GC Entrepreneurs Fund III, L.P.

General Catalyst Group V, L.P.

General Catalyst Group V Supplemental, L.P.

GC Entrepreneurs Fund V, L.P.

20 University Road, Suite 450

Cambridge, MA 02138

Fax: (617) 234-7040

Attn: Joel Cutler

Daniel Stephen Hafner

33 North Water Street, Apartment 610,

South Norwalk, CT 06854

Fax: (203) 899-3125

Paul English

204 Pleasant Street

Arlington, MA 02476

Greg Slyngstad

1736 W. Beaver Lake Drive SE

Sammamish, WA 98075

Sequoia Capital Growth Fund III

Sequoia Capital Growth Partners III

Sequoia Capital Growth III Principals Fund

Sequoia Capital XI

Sequoia Technology Partners XI

Sequoia Capital XI Principals Fund

3000 Sand Hill Road

Bldg 4, Suite 250

Menlo Park, CA 94025

Accel London II, L.P.

Accel London Investors 2006 L.P.

428 University Avenue

Palo Alto, CA 94301-1812

Fax: (650) 614-4880

Attn: Richard Zamboldi

Notices also sent to

16 St. James’s Street

London SW1A 1ER

United Kingdom

Fax: +44 (0) 20 7170 1099

Attn: Jonathan Biggs

Attn: Harry Nelis

Norwest Venture Partners VII-A LP

Norwest Venture Partners X, LP

525 University Avenue, Suite 800

Palo Alto, CA 94301

650.321.8000

Oak Investment Partners XII, Limited Partnership

One Gorham Island

Westport, CT 06880

Tenaya Capital V, L.P.

Tenaya Capital V V-P, L.P.

Tenaya Capital B, LP

2965 Woodside Road, Suite A

Woodside, CA 94062

Trident Capital Fund-V, L.P

Trident Capital Fund-V Affiliates Fund, L.P.

Trident Capital Fund-V Affiliates Fund (Q), L.P.

Trident Capital Fund-V Principals Fund, L.P.

Trident Capital Parallel Fund-V, C.V.

505 Hamilton Ave, Suite 200

Palo Alto, CA 94301

Gold Hill Venture Lending 03, L.P.

Two Newton Executive Park, Suite 203

Newton, MA 02462

The English Family 2010 Trust

51 Winchester Road

Arlington, MA 02474

Holders:

Daniel Stephen Hafner

33 North Water Street, Apartment 610,

South Norwalk, CT 06854

Fax: (203) 899-3125

Paul English

204 Pleasant Street

Arlington, MA 02476

McKane 2007 Grandchildren Trust

48 Owenoke Park

Westport, CT 06880

J.M. Hafner Trust

6 Longfellow Lane

Houston, TX 77005

Joseph A. Hafner Trust

1316 Pequot Avenue

Southport, CT 06890

Merrill T. Hafner Trust

1316 Pequot Avenue

Southport, CT 06890

Paul M. English and Jean A English, as trustees of The Paul M. English 2007 Irrevocable Family Trust

204 Pleasant Street

Arlington, MA 02476

Paul M. English and Jean A English, as trustees of The Paul M. English 2006 Irrevocable Family Trust

204 Pleasant Street

Arlington, MA 02476

D.S. Hafner Trust

1316 Pequot Avenue

Southport, CT 06890

Hafner Investment Partnership

23 Farnham Park Drive

Houston, TX 77024

Andrew Patterson

50 Murray Street, #1116

New York, NY 10007

Alexander Morcos

310 E 9th Street, #1

New York, NY 10001

Benjamin P. Davenport

229 Chrystie Street, #813

New York, NY 10002

John E. Crandon III

36 Grattan Street

San Francisco, CA 94117

Anastasios P. Makris

24 18th Street

Lowell, MA 01850

Jean A. English

51 Winchester Road

Arlington, MA 02474

The Paul M. English 2009 Charitable Remainder Unitrust I

204 Pleasant Street

Arlington, MA 02476

The Paul M. English 2009 Charitable Remainder Unitrust II

204 Pleasant Street

Arlington, MA 02476

Jonathan Spewak

1085 Commonwealth Ave. #300

Boston, MA 02215

Melissa Fredette

224 Stevens Street

Marlboro, MA 01752

John Bullock

1 Fawn Circle

Bedford, MA 01730

Shehzad Daredia

295 Park Avenue South

Apt. 160

New York, NY 10010

Kellie Macdonald

5 Green Lane

Unit B

Greenwich, CT 06831

Stephen Squadrito

31 Carp Road

Milford, MA 01757

Nilesh Thakker

18892 Woodleigh Court

Saratoga, CA 95070

Windspeed Ventures III, LP

52 Waltham Street

Lexington, MA 02421

Evergreen Opportunity Fund LLC

1117 Sawgrass Corporate Parkway

Sunrise, FL 33323

Keith D. Melnick

77 Mill Hill Road

Southport, CT 06890

Institutional Venture Partners XII, L.P.

3000 Sand Hill Road

Building 2, Suite 250

Menlo Park, CA 94025

Sprout Opportunity Fund I, LLC

1117 Sawgrass Corporate Parkway

Sunrise, FL 33323

Sprout Opportunity Fund III, LLC

1117 Sawgrass Corporate Parkway

Sunrise, FL 33323

John Bullock & Laura Bullock JT TEN

1 Fawn Circle

Bedford, MA 01730

Leah Rounds

108 Hickory Woods Lane

Stratford, CT 06614

James Giza

15 Pierce Road

Sutton, MA 01590

Robert M. Birge

46 Lyons Plain Road

Weston, CT 06883

Rose O’Donnell

8 Sassafras Road

Westford, MA 01886

Mark S. Dionne

199 Jackson Street

Newton, MA 02459

SCHEDULE II

KAYAK SOFTWARE CORPORATION

INSTRUMENT OF ACCESSION

The undersigned,                                , as a condition precedent to becoming the owner or holder of record of                                     (             ) shares of the                      stock, par value $.001 per share, of KAYAK Software Corporation, a Delaware corporation (the “Company”), or options to purchase such stock, hereby agrees to become a [Holder/Investor] under that certain Fifth Amended and Restated Stock Restriction and Co-Sale Agreement dated as of December         , 2007 by and among the Company and other stockholders of the Company party thereto. This Instrument of Accession shall take effect and shall become an integral part of, and the undersigned shall become a party to and bound by, said Fifth Amended and Restated Stock Restriction and Co-Sale Agreement immediately upon execution and delivery to the Company of this Instrument of Accession.

IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as of the date below written.

Signature:

(Print Name)

Address:

Date:

Accepted:

KAYAK SOFTWARE CORPORATION

By:
Name:
Title:

Date: